UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 16, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 16, 2012, the Board of Directors of the Company appointed David R. O'Reilly as Chief Financial Officer.  Mr. O'Reilly, age 38, who was appointed Interim Chief Financial Officer in May 2012, will also continue in his responsibilities as the Company's Executive Vice President and Chief Investment Officer, a position he has held since November 2011.  Prior to joining Parkway Properties, Mr. O'Reilly served as Executive Vice President of Banyan Street Capital from August 2011 through October 2011 and as Director of Capital Markets for Eola Capital LLC from August 2009 through May 2011.  Mr. O'Reilly served in the investment banking industry as Senior Vice President of Barclays Capital Inc. from September 2008 through June 2009 and in a similar capacity for Lehman Brothers from August 2001 through September 2008.

Mr. O'Reilly has not entered into a written employment agreement with the Company.  His compensation is set forth in the Company's proxy statement for the 2012 annual meeting under the heading "Compensation Discussion and Analysis - - 2012 Compensation Program".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      August 17, 2012

            PARKWAY PROPERTIES, INC.

                                               By: /s/ Mandy M. Pope
                                            Mandy M. Pope
                                          Executive Vice President and Chief Accounting Officer

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